Exhibit 10.14
Promissory Note

$120,000.00

March 14, 2005

Richland, Washington

For value received Vivid Learning Systems, Inc., at 723 The Parkway, Richland [99352], Benton County, Washington, promises to pay to the order of TrueActive Software, Inc. at, Post Office Box 5548, Kennewick [99336], Benton County, Washington, twelve (12) months after date of making without grace or on date, the sum of One Hundred Twenty Thousand Dollars ($120,000), payable in monthly installments on the 1st of each month, beginning May 1, 2005, in accordance with the payment schedule attached hereto as Exhibit 1. Principal is payable in lawful money of the United States. In the event a payment is issued after the due date, said payment shall incur a late fee in the amount of one and half percent (1½%). Further, Vivid Learning Systems, Inc. reserves the right of pre-payment of the full indebtedness without penalty.

In case suit or action is commenced to collect this note or any portion thereof, Vivid Learning Systems, Inc. promises to pay, in addition to the costs provided by statute, such sum as the court may adjudge reasonable as attorney’s fees therein, (including any action to enforce the judgment and this provision as to attorney’s fees and costs shall survive the judgment). Any judgment entered hereon shall bear interest at the rate of five percent (5%) per annum.

/s/Kevin Smith
Kevin A. Smith
Chief Executive Officer

Exhibit 1: Payment Schedule

Beginning Balance	Payment Date	Payment Amount	Ending Balance
$120,000.00	May 1, 2005	$10,000.00	$110,000.00
$110,000.00	June 1, 2005	$10,000.00	$100,000.00
$100,000.00	July 1, 2005	$10,000.00	$90,000.00
$90,000.00	August 1, 2005	$10,000.00	$80,000.00
$80,000.00	September 1, 2005	$10,000.00	$70,000.00
$70,000.00	October 1, 2005	$10,000.00	$60,000.00
$60,000.00	November 1, 2005	$10,000.00	$50,000.00
$50,000.00	December 1, 2005	$10,000.00	$40,000.00
$40,000.00	January 1, 2006	$10,000.00	$30,000.00
$30,000.00	February 1, 2006	$10,000.00	$20,000.00
$20,000.00	March 1, 2006	$10,000.00	$10,000.00
$10,000.00	April 1, 2006	$10,000.00	$-0-